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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 20, 2000

                               TRUSERV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              2-20910                                   36-2099896
      (Commission File Number)             (I.R.S. Employer Identification No.)

  8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS           60631-3505
    (Address of Principal Executive Offices)              (Zip Code)

                                  773-695-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 4. Changes in Registrant's Certifying Accountant.

On June 20, 2000, TruServ Corporation dismissed Ernst & Young LLP as its independent accountants. The decision to change independent accountants was recommended by the Registrant's Audit and Finance Committee and approved by the Board of Directors.

The reports of Ernst & Young LLP on the financial statements for 1998 and 1999 contained no adverse opinion or disclaimer of opinion. Additionally, their opinion was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for 1998, 1999, and through June 20, 2000, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. Ernst & Young LLP notified the Registrant and the Registrant's Audit and Finance Committee in a letter dated April 14, 2000, that internal controls necessary for the Registrant to develop reliable financial statements did not exist during the year ended December 31, 1999. The Registrant's Audit and Finance Committee has discussed the internal control weaknesses with Ernst & Young LLP. The Registrant has authorized Ernst & Young LLP to respond fully to the inquiries of the successor accountant concerning the foregoing.

Since year-end, the Registrant has taken corrective actions to strengthen internal controls.

The Registrant has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter dated June 27, 2000, is filed as Exhibit 99.1 to this Form 8-K.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRUSERV CORPORATION
                                       (Registrant)

                                       By  /s/ Leonard G. Kuhr
                                          ------------------------------------
                                       Name: Leonard G. Kuhr
                                       Title: Senior Vice President and
                                              Chief Financial Officer



Date: June 27, 2000